                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                         --------------------------------

                                                     FORM 8-A

                                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                                     PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                                          SECURITIES EXCHANGE ACT OF 1934

                                              PLANET RESOURCES, INC.
                              (Exact name of registrant as specified in its charter)

       Delaware                                      1041                               76-0600966
(State or other jurisdiction of           (Primary Standard Industrial                (I.R.S. Employer
incorporation or organization)            Classification Code Number)                 Identification Number)

                                           A.W. Dugan, President and CEO
                                              Planet Resources, Inc.
                                            1415 Louisiana, Suite 3100
                                               Houston, Texas 77002
                                                  (713) 658-1142
                           (Address, including zip code, and telephone number including area code, of registrant's principal Executive offices)

            If this form relates to the                 If this form relates to the
            registration of a class of                  registration of a class of
            securities pursuant to Section              securities pursuant to Section
            12(b) of the Exchange Act and               12(g) of the Exchange Act and
            is effective pursuant to General            is effective pursuant to General
            Instruction A.(c), please check             Instruction A.(d), please check
            the following box. [X]                      the following box. [  ]

                                       Securities Act registration statement
                                 file number to which this form relates: 333-76533
                                                    -----------

                         Securities to be registered pursuant to Section 12(b) of the Act:

                                               Name of each exchange on which each class
                                               -----------------------------------------
   Title of each class to be so registered                is to be registered
   ---------------------------------------                -------------------
                Common Stock                                   None

                         Securities to be registered pursuant to Section 12(g) of the Act:

                                                       None
                                                       ----
                                                 (Title of class)

                                                         1

Item 1.     Description of Registrant's Securities to be Registered.

            Item 1  incorporates  by reference the  "Description  of Planet Capital Stock" on pages 17 to 19 of the
Prospectus  included in the Registration  Statement dated February 14, 2001 (to be filed pursuant to Rule 424(b) as part of Registration Statement No. 333-76533).

Item 2.     Exhibits.

     Exhibit No.           Description of Document
     -----------           -----------------------
         1                 Certificate of Incorporation
         1.1               Amendment to Certificate of Incorporation
         2                 By-Laws
         3                 Form of Common Stock Certificate

                                                     SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Planet Resources, INC.

By:         /s/A.W. Dugan
   -------------------------------
       A.W. Dugan, President

Date: February 28, 2001

                                        SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, D.C. 20549

                                              PLANET RESOURCES, INC.

                                                     EXHIBITS
                                                        TO
                                         FORM 8-A DATED February 28, 2001

                                                 INDEX TO EXHIBITS
                                                 -----------------

     Exhibit No.           Description of Document
     -----------           -----------------------
         1                 Certificate of Incorporation
         1.1               Amendment to Certificate of Incorporation
         2                 By-Laws
         3                 Form of Common Stock Certificate

                                                     EXHIBIT 1

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                                           CERTIFICATE OF INCORPORATION
                                                        OF
                                            NEW PLANET RESOURCES, INC.

-------------------------------------------------------------------------------------------------------------------

                                                     ARTICLE I
                                                       Name

         The name of the Corporation is New Planet Resources, Inc. (herein the "Corporation").

                                                    ARTICLE II
                                            Registered Office and Agent

         The address of its  registered  office in the State of Delaware is The  Corporation  Trust  Center at 1209
Orange  Street,  in the City of  Wilmington,  County of Newcastle,  State of Delaware.  The name of its  registered agent at such address is The Corporation Trust Company.

                                                    ARTICLE III
                                                      Powers

         The  purpose  for which the  Corporation  is  organized  is to  transact  all  lawful  business  for which corporations  may be incorporated  pursuant to the laws of the State of Delaware.  The  Corporation  shall have all the powers of a corporation organized under the General Corporation Law of the State of Delaware.

                                                    ARTICLE IV
                                                       Term

         The Corporation is to have perpetual existence.

                                                     ARTICLE V
                                                   Capital Stock

         The  aggregate  number of shares of all classes of capital  stock which the  Corporation  has authority to issue is 26,000,000 of which  25,000,000 are to be shares of common stock,  $.001 par value per share, and of which
1,000,000 are to be shares of serial  preferred  stock,  $.001 par value per share. The shares may be issued by the
Corporation  from time to time as approved by the board of  directors  of the  Corporation  without the approval of the stockholders  except as otherwise provided in this Article V or the rules of a national  securities exchange if applicable.  The  consideration  for the issuance of the shares shall be paid to or received by the  Corporation in full  before  their  issuance  and  shall  not be less than the par value  per  share.  The  consideration  for the issuance  of the shares  shall be cash,  services  rendered,  personal  property  (tangible  or  intangible),  real property,  leases of real  property or any  combination  of the  foregoing.  In the absence of actual  fraud in the transaction,  the  judgment of the board of directors as to the value of such  consideration  shall be  conclusive.
Upon  payment of such  consideration  such shares shall be deemed to be fully paid and  nonassessable.  In the case of a stock  dividend,  the part of the surplus of the  Corporation  which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

         A description  of the different  classes and series (if any) of the  Corporation's  capital  stock,  and a statement of the relative powers,  designations,  preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

         A.       Common  Stock.  Except as provided  in this  Certificate,  the holders of the common  stock shall
                  -------------
exclusively  posses all voting  power.  Subject to the  provisions  of this  Certificate,  each holder of shares of common stock shall be entitled to one vote for each share held by such holders.

         Whenever  there  shall  have been paid,  or  declared  and set aside for  payment,  to the  holders of the outstanding  shares of any class or series of stock  having  preference  over the common stock as to the payment of dividends,  the full amount of dividends and sinking fund or retirement fund or other retirement payments,  if any, to which such holders are  respectively  entitled in preference to the common stock,  then dividends may be paid on the common stock,  and on any class or series of stock  entitled to participate  therewith as to dividends,  out of any  assets  legally  available  for the  payment  of  dividends,  but only  when and as  declared  by the board of directors of the Corporation.

         In the event of any  liquidation,  dissolution  or winding up of the  Corporation,  after there shall have been paid,  or declared and set aside for  payment,  to the holders of the  outstanding  shares of any class having preference over the common stock in any such event,  the full  preferential  amounts to which they are respectively entitled,  the holders of the common stock and of any class or series of stock entitled to  participate  therewith, in whole or in part,  as to  distribution  of assets shall be entitled,  after  payment or provision for payment of all debts and liabilities of the  Corporation,  to receive the remaining  assets of the  Corporation  available for distribution, in cash or in kind.

         Each share of common stock shall have the same relative  powers,  preferences  and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

         B.       Serial Preferred  Stock.  Except as provided in this  Certificate,  the board of directors of the
                  -----------------------
Corporation is authorized,  by resolution or resolutions from time to time adopted,  to provide for the issuance of serial  preferred  stock in  series  and to fix and state  the  powers,  designations,  preferences  and  relative, participating,  optional  or other  special  rights  of the  shares of each such  series,  and the  qualifications, limitation or restrictions thereof, including, but not limited to determination of any of the following:

                  (1)      the distinctive serial designation and the number of shares constituting such series;

                  (2)      the rights in respect of  dividends,  if any,  to be paid on the shares of such  series, whether  dividends shall be cumulative and, if so, from which date or dates,  the payment or date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

                  (3)      the voting powers, full or limited, if any, of the shares of such series;

                  (4)      whether the shares of such series  shall be  redeemable  and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

                  (5)      the amount or amounts  payable  upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (6)      whether  the shares of such series  shall be  entitled  to the  benefits of a sinking or retirement  fund to be applied to the  purchase or  redemption  of such shares,  and, if so entitled,  the amount  of such fund and the  manner  of its  application,  including  the  price or prices at which  such shares may be redeemed or purchased through the application of such funds;

                  (7)      whether  the shares of such series  shall be  convertible  into,  or  exchangeable  for, shares of any other  class or  classes  or any other  series of the same or any other  class or classes of stock of the Corporation  and, if so convertible or exchangeable,  the conversion price or prices,  or the rate or rates of exchange,  and the adjustments  thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                  (8)      the  subscription  or purchase price and form of  consideration  for which the shares of such series shall be issued; and

                  (9)      whether  the  shares of such  series  which are  redeemed  or  converted  shall have the status of  authorized  but  unissued  shares of serial  preferred  stock and  whether  such  shares may be reissued as shares of the same or any other series of serial preferred stock.

         Each share of each series of serial preferred stock shall have the same relative  powers,  preferences and rights as, and shall be  identical  in all  respects  with,  all the other  shares of the  Corporation  of the same series,  except the times from which  dividends  on shares which may be issued from time to time of any such series may begin to accrue.

                                                    ARTICLE VI
                                                 Preemptive Rights

         No holder of any of the shares of any class or series of stock or of  options,  warrants  or other  rights to  purchase  shares of any  class or series of stock or of other  securities  of the  Corporation  shall  have any preemptive  right to purchase or subscribe for any unissued  stock of any class or series,  or any unissued  bonds, certificates  of  indebtedness,  debentures  or other  securities  convertible  into or  exchangeable  for stock or carrying  any right to  purchase  stock may be issued  pursuant  to  resolution  of the board of  directors  of the
Corporation to such persons,  firms,  corporations or associations,  whether or not holders thereof,  and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

                                                    ARTICLE VII
                                               Repurchase of Shares

         The  Corporation  may from  time to time,  pursuant  to  authorization  by the board of  directors  of the
Corporation  and without action by the  stockholders,  purchase or otherwise  acquire  shares of any class,  bonds,
debentures,  notes,  scrip,  warrants,  obligations,   evidences  or  indebtedness,  or  other  securities  of  the
Corporation  in such  manner,  upon such terms,  and in such  amounts as the board of  directors  shall  determine;
subject,  however, to such limitations or restrictions,  if any, as are contained in the express terms of any class of shares of the  Corporation  outstanding at the time of the purchase or acquisition in question or as are imposed by law.

                                                   ARTICLE VIII
                                    Meetings of Stockholders; Cumulative Voting

         A.       No action that is required or permitted to be taken by the  stockholders  of the  Corporation  at any annual or special  meeting of  stockholders  may be effected by written  consent of  stockholders  in lieu of a meeting of  stockholders,  unless the action to be effected by written  consent of  stockholders  and the taking of such action by such  written  consent  have  expressly  been  approved in advance by the board of  directors of the
Corporation.

         B.       Special  meeting of the  stockholders  of the  Corporation  for any  purpose or  purposes  may be called at any time by the board of  directors  of the  Corporation,  or by a  committee  of the board of  directors which as been duly  designated  by the board of  directors  and whose  powers and  authorities,  as  provided  in a resolution of the board of directors or in the bylaws of the  Corporation,  include the power and authority to call such meetings but such special meetings may not be called by another person or persons.

         C.       There shall be no  cumulative  voting by  stockholders  of any class or series in the election of directors of the Corporation.

         D.       Meetings of stockholders may be held at such place as the bylaws may provide.

                                                    ARTICLE IX
                                       Notice for Nominations and Proposals

         A.       Nominations  for the election of directors  and  proposals for any new business to be taken up at any annual or special  meeting of  stockholders  may be made by the board of directors of the Corporation or by any stockholder  of the  Corporation  entitled  to  vote  generally  in the  election  of  directors.  In  order  for a stockholder  of the  Corporation  to make any such  nominations  and/or  proposals  at an  annual  meeting  or such proposals  at a special  meeting,  he or she shall give  notice  thereof in writing,  delivered  or mailed by first class United States mail,  postage  prepaid,  to the Secretary of the Corporation of less than thirty days nor more than sixty days prior to any such meeting;  provided,  however, that if less than forty days' notice of the meeting is given to  stockholders,  such written notice shall be delivered or mailed,  as  prescribed,  to the Secretary of the  Corporation  not later than the close of the tenth day  following  the day on which  notice of the meeting was mailed to  stockholders.  Each such notice given by a stockholder  with respect to nominations  for the election of directors  shall set forth (1) the name, age,  business  address and, if known,  residence  address of each nominee proposed in such notice,  (2) the principal  occupation  or employment of each such nominee,  and (3) the number of shares  of stock  of the  Corporation  which  are  beneficially  owned  by each  such  nominee.  In  addition,  the stockholder  making such  nomination  shall  promptly  provide any other  information  reasonably  requested by the
Corporation.

         B.       Each such notice given by a stockholder  to the Secretary  with respect to business  proposals to bring  before a meeting  shall set forth in writing as to each  matter:  (1) a brief  description  of the  business desired to be brought  before the meeting and the reasons for  conducting  such  business at the  meeting;  (2) the name and address, as they appear on the Corporation's  books, of the stockholder  proposing such business;  (3) the class and  number of  shares of the  Corporation  which  are  beneficially  owned by the  stockholder;  and (4) any material  interest  of the  stockholder  in such  business.  Notwithstanding  anything in this  Certificate  to the contrary,  no business  shall be conducted at the meeting  except in accordance  with the  procedures  set forth in this Article.

         C.       The  Chairman  of the  annual or special  meeting  of  stockholders  may,  if the facts  warrant, determine and declare to such meeting that a nomination  or proposal was not made in accordance  with the foregoing procedure,  and, if he should so  determine,  he shall so declare to the meeting and the  defective  nomination  or proposal  shall be  disregarded  and laid  over for  action at the next  succeeding  adjourned,  special  or annual meeting of the  stockholders  taking place thirty days or more  thereafter.  This  provision  shall not require the holding of any  adjourned  or special  meeting of  stockholders  for the  purpose  of  considering  such  defective nomination or proposal.

                                                     ARTICLE X
                                                     Directors

         A.       Number;  Vacancies.  The number of directors of the  Corporation  shall be such number,  not less
                  ------------------
than one nor more than 15  (exclusive  of  directors,  if any, to be elected by holders of  preferred  stock of the
Corporation),  as shall be provided from time to time in a resolution  adopted by the board of directors,  provided that no  decrease  in the  number of  directors  shall  have the  effect of  shortening  the term of any  incumbent director,  and provided  further that no action shall be taken to decrease or increase the number of directors from time to time unless at least  two-thirds  of the  directors  then in office shall concur in said action.  Exclusive of  directors,  if any,  elected  by  holders  of  preferred  stock,  vacancies  in the board of  directors  of the
Corporation,  however  caused,  and newly  created  directorships  shall be filled by a vote of  two-thirds  of the directors  then in office,  whether  or not a quorum,  and any  director  so chosen  shall  hold  office for a term expiring  at the  annual  meeting of  stockholders  at which the term of the class to which the  director  has been chosen  expires  and when the  director's  successor  is elected and  qualified.  The board of  directors  shall be classified in accordance with the provisions of Section B of this Article X.

         B.       Classified  Board.  The board of directors of the Corporation  (other than directors which may be
                  -----------------
elected by the  holders of  preferred  stock),  shall be divided  into three  classes of  directors  which shall be designated  Class I, Class II and Class III.  The  members of each class shall be elected for a term of three years and until their  successors  are elected and  qualified.  Such  classes  shall be as nearly  equal in number as the then total number of directors  constituting  the entire board of directors  shall permit,  exclusive of directors, if any, elected by holders of preferred  stock,  with the terms of office of all members of one class expiring each year.  Should the number of directors not be equally  divisible by three,  the excess  director or directors  shall be  assigned to Classes I or II as follows:  (1) if there  shall be an excess of one  directorship  over the number equally divisible by three, such extra  directorship  shall be classified in Class I; and (2) if there be an excess of two  directorships  over a number equally  divisible by three,  one shall be classified in Class I and the other in Class II. At the  organizational  meeting  of the  Corporation,  directors  of Class I shall be  elected to hold office for a term expiring at the first annual meeting of  stockholders,  directors of Class II shall be elected to hold office for a term expiring at the second  succeeding  annual  meeting of  stockholders  and directors of Class
III shall be  elected  to hold  office for a term  expiring  at the third  succeeding  annual  meeting  thereafter.
Thereafter,  at each  succeeding  annual  meeting,  directors  of each class shall be elected for three year terms.
Notwithstanding  the foregoing,  the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor  shall have been duly elected and shall have qualified  unless his position on the board of directors  shall have been  abolished  by action taken to reduce the size of the board of directors  prior to said meeting.

         Should the number of directors of the  Corporation be reduced,  the  directorship(s)  eliminated  shall be allocated  among  classes as  appropriate  so that the number of  directors  in each class is as  specified  in the position(s)  to be abolished.  Notwithstanding  the  foregoing,  no decrease in the number of directors  shall have the effect of shortening  the term of any  incumbent  director.  Should the number of directors of the  Corporation be  increased,  other than  directors  which may be  elected by the  holders of  preferred  stock,  the  additional directorships  shall be allocated  among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

         Whenever  the  holders of any one or more  series of  preferred  stock of the  Corporation  shall have the right,  voting  separately as a class,  to elect one or more directors of the  Corporation,  the board of directors shall  include said  directors  so elected and not be in addition to the number of  directors  fixed as provided in this  Article X.  Notwithstanding  the  foregoing,  and except as  otherwise  may be required by law,  whenever the holders  of any one or more  series  of  preferred  stock of the  Corporation  elect one or more  directors  of the
Corporation,  the terms of the director or directors  elected by such holders  shall expire at the next  succeeding annual meeting of stockholders.

                                                    ARTICLE XI
                                               Removal of Directors

         Notwithstanding  any other provision of this  Certificate or the bylaws of the  Corporation,  any director or all the directors of a single class (but not the entire board of directors) of the  Corporation  may be removed, at any time,  but only for cause and only by the  affirmative  vote of the  holders  of at least 75% of the  voting power of the outstanding  shares of capital stock of the Corporation  entitled to vote generally in the election of directors  (considered  for this  purpose  as one  class)  cast at a meeting  of the  stockholders  called for that purpose.  Notwithstanding  the foregoing,  whenever the holders of any one or more series of preferred stock of the
Corporation  shall  have  the  right,  voting  separately  as a  class,  to  elect  one or  more  directors  of the
Corporation,  the  preceding  provisions  of this  Article  XI shall not apply  with  respect  to the  director  or directors elected by such holders of preferred stock.

                                                    ARTICLE XII
                                     Approval of Certain Business Combinations

         The stockholder  vote required to approve Business  Combinations (as hereinafter  defined) shall be as set forth in this section.

         A.       (1)      Except as  otherwise  expressly  provided in this  Article  XII,  and in addition to any other vote required by law, the  affirmative  vote required by law, the  affirmative  vote of the holders of (i) at least 75% of the voting power of the  outstanding  shares  entitled to vote thereon (and, if any class or series of shares  is  entitled  to vote  thereon  separately  the  affirmative  vote of the  holders  of at least  75% of the outstanding  shares of each such class or series),  and (ii) at least a majority of the outstanding shares entitled to vote thereon,  not including  shares deemed  beneficially  owned by a Related Person (as  hereinafter  defined), shall be required in order to authorize any of the following:

                           (a)      any  merger  or  consolidation  of  the  Corporation  or a  subsidiary  of  the
         Corporation with or into a Related person (as hereinafter defined);

                           (b)      any sale, lease,  exchange,  transfer or other  disposition,  including without limitation,  a mortgage or pledge,  of all or any Substantial Part (as hereinafter  defined) of the assets of  the  Corporation  (including  without  limitation  any  voting  securities  of a  subsidiary)  or of a subsidiary, to a Related Person;

                           (c)      any merger or  consolidation  of a Related Person with or into the  Corporation or a subsidiary of the Corporation;

                           (d)      any  sale,  lease,  exchange,  transfer  or  other  disposition  of  all or any
         Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

                           (e)      the  issuance of any  securities  of the  Corporation  or a  subsidiary  of the
         Corporation  to a Related  Person  other than on a pro rata basis to all  holders of capital  stock of the
         Corporation  of the same class or classes held by the Related  person,  pursuant to a stock  split,  stock dividend  or  distribution  or  warrants  or rights,  and other than in  connection  with the  exercise or conversion of securities  exercisable for or convertible  into securities of the Corporation or any of its subsidiaries  which  securities  have been  distributed  pro rata to all  holders of capital  stock of the
         Corporation;

                           (f)      the  acquisition by the  Corporation or a subsidiary of the  Corporation of any securities of a Related Person;

                           (g)      any   reclassification  of  the  common  stock  of  the  Corporation,   or  any
         recapitalization  involving the common stock of the  Corporation  or any similar  transaction  (whether or not with or into or otherwise  involving a Related Person) that has the effect directly or indirectly,  of increasing by more than 1% the  proportionate  share of the  outstanding  shares of any class of equity or convertible  securities of the Corporation or any subsidiary that are directly or indirectly  owned by any
         Related Person; and

                           (h)      any  agreement,  contract  or  other  arrangement  providing  for  any  of  the transactions described in this Article XII.

                  (2)      Such  affirmative  vote shall be required  notwithstanding  any other  provision of this
Certificate,  any provision of law, or any agreement with any  regulatory  agency or national  securities  exchange which  might  otherwise  permit  a  lesser  vote or no vote;  provided,  however,  that in no  instance  shall  the provisions of this Article XII require the vote of greater than 85% of the voting power of the  outstanding  shares entitled to vote thereon for the approval of a Business Combination.

                  (3)      The term "Business  Combination"  as used in this Article XII shall mean any transaction which is referred to in any one or more of subparagraphs A(1)(a) through (h) above.

         B.       The  provisions of paragraph A shall not be applicable to any  particular  Business  Combination, and such Business  Combination  shall require only such  affirmative  vote as is required by any other provision of this  Certificate,  any  provision  of law, or any  agreement  with any  regulatory  agency or national  securities exchange,  if the Business  Combination  shall have been approved in advance by a two-thirds vote of the Continuing
Directors (as hereinafter defined;  provided,  however, that such approval shall only be effective if obtained at a meeting at which a continuing Director Quorum (as hereinafter defined) is present.

         C.       For the purposes of this Article XII the following definitions apply:

                  (1)      The term  "Related  Person"  shall mean and  include  (i) any  individual,  corporation, partnership  or other person or entity which  together with its  "affiliates"  or  "associates"  (as those terms are defined in the Act)  "beneficially  owns" (as that there is defined in the Act) in the aggregate
         10% or more of the  outstanding  shares of the common stock of the  Corporation;  and (ii) any "affiliate"
         or "associate" (as those terms are defined in the Act) of any such  individual,  Corporation,  partnership or other  person or entity;  provided,  however,  that the term  "Related  Person"  shall not  include the
         Corporation,  any subsidiary of the  Corporation,  any employee  benefit plan,  employee stock plan of the
         Corporation  or of any  subsidiary of the  Corporation,  or any trust  established  by the  Corporation in connection  with the  foregoing,  or any person or entity  organized,  appointed,  established  or holding shares of capital stock of the  Corporation  for or pursuant to the terms of any such plan, nor shall such term encompass  shares of capital stock of the  Corporation  held by any of the foregoing  (whether or not held in a fiduciary  capacity or  otherwise).  Without  limitation,  any shares of the common stock of the
         Corporation  which any  Related  Person  has the  right to  acquire  pursuant  to any  agreement,  or upon exercise or conversion rights,  warrants or options, or otherwise,  shall be deemed  "beneficially  owned"
         by such Related Person.

                  (2)      The term  "Substantial  Part" shall mean more than 25% of the total assets of the entity at issue,  as of the end of its most  recent  fiscal year ending  prior to the time the  determination  is made.

                  (3)      The term  "Continuing  Director"  shall mean any member of the board of directors of the
         Corporation  who is  unaffiliated  with and who is not the  Related  Person  and was a member of the board prior to the time that the Related  Person  became a Related  Person,  and any  successor  of a Continuing
         Director  who is  unaffiliated  with and who is not the  Related  Person and is  recommended  to succeed a
         Continuing Director by a majority of Continuing Directors then on the board.

                  (4)      The  term  "Continuing   Director  Quorum"  shall  mean  two-thirds  of  the  Continuing
Directors capable of exercising the powers conferred on them.

                                                   ARTICLE XIII

                                        Evaluation of Business Combinations

         In  connection  with the  exercise of its  judgment in  determining  what is in the best  interests of the
Corporation  and of the  stockholders,  when  evaluating  a Business  Combination  (as defined in Article XII) or a tender or exchange  offer,  the board of  directors  of the  Corporation  shall,  in addition  to  considering  the adequacy of the amount to be paid in connection with any such  transaction,  consider all of the following  factors and any other  factors  which it deems  relevant;  (A) the social and economic  effects of the  transaction  on the
Corporation  and its  subsidiaries,  employees and customers,  creditors and other  elements of the  communities in which the Corporation and its  subsidiaries  operate or are located;  (B) the business and financial  condition and earnings  prospects  of the  acquiring  person or entity,  including,  but not limited  to, debt  service and other existing financial  obligations,  financial obligations to be incurred in connection with the acquisition and other likely  financial  obligations of the acquiring  person or entity and the possible  effect of such  conditions upon the  Corporation  and its  subsidiaries  and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (C) the competence,  experience,  and integrity of the acquiring person or entity and its or their management.

                                                    ARTICLE XIV

                                                  Indemnification

         Any person who was or is a party or is or is  threatened  to be made a party to any  threatened,  pending, or completed action, suit, or proceeding,  whether civil,  criminal,  administrative,  or investigative (whether or not by or in the  right  of  the  corporation)  by  reason  of the  fact  that  he is or was a  director,  officer, incorporator,  employee,  or agent of the corporation,  or is or was serving at the request of the corporation as a director, officer,  incorporator,  employee, partner, trustee, or agent of another corporation,  partnership, joint venture,  trust, or other enterprise  (including an employee benefit plan),  shall be entitled to be indemnified by the  corporation  to  the  full  extent  then  permitted  by law  against  expenses  (including  counsel  fees  and disbursements),  judgments,  fines (including excise taxes assessed on a person with respect to an employee benefit plan),  and amounts paid in settlement  incurred by him in connection with such action,  suit, or proceeding.  Such right of  indemnification  shall inure  whether or not the claim  asserted is based on matters  which  antedate the adoption of this Article XIV. Such right of  indemnification  shall  continue as to a person who has ceased to be a director, officer,  incorporator,  employee, partner, trustee, or agent and shall inure to the benefit of the heirs and  personal  representatives  of such a person.  The  indemnification  provided by this  Article XIV shall not be deemed  exclusive of any other rights which may be provided now or in the future under any  provision  currently in effect  or  hereafter  adopted  of the  bylaws,  by any  agreement,  by  vote of  stockholders,  by  resolution  of disinterested directors, by provisions of law, or otherwise.

                                                    ARTICLE XV

                                        Limitations on Directors' Liability

         A director of the Corporation  shall not be personally  liable to the Corporation or its  stockholders for monetary damages for breach of fiduciary duty as a director,  except:  (A) for any breach of the director's duty of loyalty  to the  Corporation  or its  stockholders,  (B) for acts or  omissions  that are not in good faith or that involve  intentional  misconduct or a knowing  violation of law, (C) under  Section 174 of the General  Corporation
Law of the State of Delaware,  or (D) for any  transaction  from which the director  derived any improper  personal benefit.  If the  General  Corporation  law of the State of  Delaware  is amended  after the date of filing of this
Certificate  to further  eliminate or limit the personal  liability of directors,  then the liability of a director of the Corporation  shall be eliminated or limited to the fullest extent  permitted by the General  Corporation Law of the State of Delaware, as so amended.

         Any repeal or modification  of the foregoing  paragraph by the  stockholders of the Corporation  shall not adversely  affect any right or protection of a director of the  Corporation  existing at the time of such repeal or modification.

                                                    ARTICLE XVI

                                                Amendment of Bylaws

         In  furtherance  and not in limitation of the powers  conferred by statute,  the board of directors of the
Corporation is expressly authorized to adopt,  repeal,  alter, amend and rescind the bylaws of the Corporation by a vote of  two-thirds of the board of  directors.  Notwithstanding  any other  provision of this  Certificate  or the bylaws of the Corporation,  and in addition to any affirmative vote required by law (and  notwithstanding  the fact that some lesser percentage may be specified by law), the bylaws shall be adopted,  repealed,  altered,  amended or rescinded  by the  stockholders  of the  Corporation  only by the vote of the  holders  of not less than 75% of the voting  power of the  outstanding  shares of capital  stock of the  Corporation  entitled to vote  generally in the election of directors  (considered for this purpose as one class) cast at a meeting of the stockholders  called for that purpose  (provided  that notice of such  proposed  adoption,  repeal,  alteration,  amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.

                                                   ARTICLE XVII

                                     Amendment of Certificate of Incorporation

         Subject to the provisions  hereof, the Corporation  reserves the right to repeal,  alter, amend or rescind any  provision  contained  in this  Certificate  in the manner now or hereafter  prescribed  by law, and all rights conferred on stockholders  herein are granted  subject to this  reservation.  Notwithstanding  the foregoing at any time and from time to time, the  provisions  set forth in Articles  VIII,  IX, X, XI, XII,  XIII,  XIV, XV, XVI and
this  Article XVII may be  repealed,  altered,  amended or rescinded in any respect only if the same is approved by the affirmative  vote of the holders of not less than 75% of the voting power of the outstanding  shares of capital stock of the  Corporation  entitled to vote generally in the election of directors  (considered for this purpose as a single  class)  cast at a meeting of the  stockholders  called for that  purpose  (provided  that  notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

                                                       ARTICLE XVIII

         The name and address of the incorporator is:

                                                   Danyel Owens
                                              770 South Post Oak Lane
                                                     Suite 435
                                               Houston, Texas 77056

         I, THE  UNDERSIGNED,  being the  incorporator,  for the purpose of forming a  corporation  pursuant to the
General  Corporation Law of Delaware,  does make and file this Certificate of  Incorporation,  hereby declaring and certifying  that the facts  herein  stated are true,  and  accordingly  have  hereunto set my hand this 26th day of
March, 1999.

                                                     /s/Danyel Owens
                                                     -----------------------------------
                                                       Danyel Owens

                                                    EXHIBIT 1.1

                                             CERTIFICATE OF AMENDMENT

                                                        OF

                                           CERTIFICATE OF INCORPORATION

                                                        OF

                                            NEW PLANET RESOURCES, INC.

FIRST:         That Article I of the Certificate of Incorporation be and it hereby is amended to read as follows:

                           RESOLVED,  that the Certificate of  Incorporation of New Planet  Resources,  Inc.
                  be amended by changing the First Article  thereof so that, as amended,  said Article shall be and read as follows:

 ..................         The name of the Corporation is Planet Resources, Inc.

SECOND:        That the  amendment  was duly  adopted in  accordance  with the  provisions  of  section  242 of the
               General Corporation Law of the State of Delaware.

         EXECUTED this 15th day of July, 1999.

/s/A.W. Dugan
--------------------------------------------
A.W. Dugan, President and Majority Shareholder

/s/Jacque N. York
-----------------------------------------------------
Jacque N. York, Secretary

                                                     EXHIBIT 2

                                            New Planet Resources, Inc.
                                             (a Delaware Corporation)

                                                      BY LAWS

                                                     ARTICLE I
                                            Principal Executive Office

         The  principal  executive  office of New  Planet  Resources,  Inc.  (the  "Corporation")  shall be at 1415
Louisiana,  Suite 3100,  Houston,  Texas 77002.  The  Corporation may also have offices at such other places within or without the State of Texas as the board of directors shall from time to time determine.

                                                    ARTICLE II
                                                   Stockholders

         SECTION 1.        Place of  Meetings.  All annual and special  meetings of  stockholders  shall be held at
                           ------------------
the principal  executive  office of the  Corporation or at such other place within or without the State of Delaware as the board of directors may determine and as designated in the notice of such meeting.

         SECTION 2.        Annual  Meeting.  A meetings of the  stockholders of the Corporation for the election of
                           ---------------
directors and for the  transaction  of any other  business of the  Corporation  shall be held annually at such date and time as the board of directors may determine.

         SECTION 3.        Special  Meetings.  Special  meeting  of the  stockholders  of the  Corporation  for any
                           -----------------
purpose or purposes may be called at any time by the board of directors  of the  Corporation,  or by a committee of the board of directors  which as been duly  designated by the board of directors and whose powers and  authorities, as provided in a resolution of the board of directors or in the By Laws of the  Corporation,  include the power and authority to call such meetings but such special meetings may not be called by another person or persons.

         SECTION 4.        Conduct of  Meetings.  Annual and special  meetings  shall be  conducted  in  accordance
                           --------------------
with these By Laws or as  otherwise  prescribed  by the board of  directors.  The  chairman or the chief  executive officer of the Corporation shall preside at such meetings.

         SECTION 5.        Notice of Meeting.  Written  notice  stating the place,  day and hour of the meeting and
                           -----------------
the  purpose  or  purposes  for which the  meeting  is called  shall be  mailed  by the  secretary  or the  officer performing  his duties,  not less than ten days nor more than fifty days before the meeting to each  stockholder of record  entitled to vote at such meeting.  If mailed,  such notice shall be deemed to be delivered  when  deposited in the United States mail,  addressed to the  stockholder  at his address as it appears on the stock transfer books or records of the  Corporation as of the record date prescribed in Section 6, with postage  thereon  prepaid.  If a stockholder  be present at a meeting,  or in writing waive notice  thereof  before or after the meeting,  notice of the meeting to such stockholder  shall be unnecessary.  When any stockholders'  meeting,  either annual or special, is  adjourned  for  thirty  days or  more,  notice  of the  adjourned  meeting  shall be given as in the case of an original  meeting.  It shall not be  necessary  to give any notice of the time and place of any  meeting  adjourned for  less  than  thirty  days  or of the  business  to be  transacted  at such  adjourned  meeting,  other  than an announcement at the meeting at which such adjournment is taken.

         SECTION 6.        Fixing of Record Date.  For the purpose of determining  stockholders  entitled to notice
                           ---------------------
of or to vote at any meeting of  stockholders,  or any adjournment  thereof,  or  stockholders  entitled to receive payment of any dividend,  or in order to make a  determination  of stockholders  for any other proper purpose,  the board of  directors  shall fix in advance a date as the record  date for any such  determination  of  stockholders.
Such date in any case shall be not more than sixty days,  and in case of a meeting of  stockholders,  not less than ten days prior to the date on which the particular action,  requiring such determination of stockholders,  is to be taken.

         When a  determination  of stockholders  entitled to vote at any meeting of  stockholders  has been made as provided in this section, such determination shall apply to any adjournment thereof.

         SECTION 7.        Voting Lists.    The  officer or agent  having  charge of the stock  transfer  books for
                           ------------
shares of the Corporation  shall make, at least ten days before each meeting of stockholders,  a complete record of the stockholders  entitled to vote at such meeting or any adjournment  thereof,  with the address of and the number of shares held by each.  The record,  for a period of ten days  before such  meeting,  shall be kept on file at the principal  executive office of the Corporation,  whether within or outside the State of Texas, and shall be subject to inspection by any  stockholder  for any purpose  germane to the meeting at any time during usual business hours.
Such record  shall also be produced  and kept open at the time and place of the meeting and shall be subject to the inspection of any  stockholder  for any purpose  germane to the meeting  during the whole time of the meeting.  The original  stock transfer  books shall be prima facie  evidence as to who are the  stockholders  entitled to examine such record or transfer books or to vote at any meeting of stockholders.

         SECTION 8.        Quorum.  One-fourth  of the  outstanding  shares of the  Corporation  entitled  to vote,
                           ------
represented  in  person  or by  proxy,  shall  constitute  a quorum  at a  meeting  of  stockholders.  If less than one-fourth of the  outstanding  shares are  represented at a meeting,  a majority of the shares so represented  may adjourn the meeting from time to time without  further  notice.  At such adjourned  meeting at which a quorum shall be present or  represented,  any  business may be  transacted  which might have been  transacted  at the meeting as originally  notified.  The  stockholders  present at a duly  organized  meeting may  continue to transact  business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 9.        Proxies.  At all meetings of  stockholders,  a stockholder may vote by proxy executed in
                           -------
writing  by the  stockholder  or by his duly  authorized  attorney  in fact.  Proxies  solicited  on  behalf of the management  shall be voted as directed by the stockholder or, in the absence of such direction,  as determined by a majority of the board of  directors.  No proxy shall be valid after  eleven  months from the date of its  execution unless otherwise provided in the proxy.

         SECTION 10.       Voting.  At each  election  for  directors  every  stockholder  entitled to vote at such
                           ------
election  shall  be  entitled  to one  vote  for  each  share of  stock  held.  Unless  otherwise  provided  by the
Certificate of  Incorporation,  by statute,  or by these By Laws, a majority of those votes cast by stockholders at a lawful  meeting  shall be sufficient  to pass on a  transaction  or matter,  except in the election of directors, which  election  shall be determined by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.

         SECTION 11.       Voting of Shares in the Name of Two or More  Persons.  When  ownership  of stock  stands
                           ----------------------------------------------------
in the name of two or more persons,  in the absence of written  directions to the  Corporation to the contrary,  at any meeting of the  stockholders of the Corporation any one or more of such  stockholders may cast, in person or by proxy, all votes to which such ownership is entitled.  In the event an attempt is made to cast  conflicting  votes, in person or by proxy,  by the  several  persons in whose name  shares of stock  stand,  the vote or votes to which these  persons are  entitled  shall be cast as directed  by a majority of those  holding  such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         SECTION 12.       Voting  of  Shares  by  Certain  Holders.   Shares  standing  in  the  name  of  another
                           ----------------------------------------
corporation may be voted by any officer,  agent or proxy as the By Laws of such  corporation may prescribe,  or, in the absence of such  provision,  as the board of directors of such  corporation  may  determine.  Shares held by an administrator,  executor,  guardian or  conservator  may be voted by him,  either in person or by proxy,  without a transfer  of such  shares into his name.  Shares  standing in the name of a trustee may be voted by him,  either in person or by proxy,  but no trustee  shall be entitled to vote shares held by him without a transfer of such shares into his name.  Shares  standing  in the name of a receiver  may be voted by such  receiver,  and shares held by or under the  control of a receiver  may be voted by such  receiver  without  the  transfer  thereof  into his name if authority  to do so is  contained  in an  appropriate  order of the court or other  public  authority by which such receiver was appointed.

         A  stockholder  whose shares are pledged  shall be entitled to vote such shares until the shares have been transferred  into the name of the  pledgee  and  thereafter  the  pledgee  shall be  entitled to vote the shares so transferred.

         Neither  treasury  shares  of  its  own  stock  held  by the  Corporation,  nor  shares  held  by  another corporation,  if a majority of the shares entitled to vote for the election of directors of such other  corporation are held by the  Corporation,  shall be voted at any  meeting  or  counted  in  determining  the  total  number  of outstanding shares at any given time for purposes of any meeting.

         SECTION 13.       Inspectors  of  Election.  In advance of any meeting of  stockholders,  the  chairman of
                           ------------------------
the board or the board of directors  may appoint any persons,  other than  nominees for office,  as  inspectors  of election  to act at such  meeting  or any  adjournment  thereof.  The number of  inspectors  shall be either one or three.  If the board of  directors  so  appoints  either one or three  inspectors,  that  appointment  shall not be altered at the meeting.  If inspectors  of election are not so  appointed,  the chairman of the board may make such appointment  at the  meeting.  In case any person  appointed  as  inspector  fails to appear or fails or refuses to act,  the vacancy may be filled by  appointment  in advance of the meeting or at the meeting by the chairman of the board or the president.

         Unless otherwise  prescribed by applicable law, the duties of such inspectors  shall include:  determining the  number  of shares of stock  and the  voting  power of each  share,  the  shares  of stock  represented  at the meeting, the existence of a quorum, the authenticity,  validity and effect of proxies;  receiving votes, ballots or consents;  hearing and  determining all challenges and questions in any way arising in connection with the right to vote;  counting and tabulating  all votes or consents;  determining  the result;  and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

         SECTION 14.       Nominating  Committee.  The board of directors or a committee  appointed by the board of
                           ---------------------
directors  shall act as  nominating  committee for  selecting  the  management  nominees for election as directors.
Except in the case of a nominee  substituted as a result of the death or other incapacity of a management  nominee, the  nominating  committee  shall deliver  written  nominations  to the secretary at least twenty days prior to the date of the annual meeting.  Provided such committee makes such  nominations,  no nominations for directors  except those made by the  nominating  committee  shall be voted upon at the annual  meeting  unless other  nominations  by stockholders  are made in writing  and  delivered  to the  secretary  of the  Corporation  in  accordance  with the provisions of the Corporation's Certificate of Incorporation.

         SECTION 15.       New  Business.  Any new  business to be taken up at the annual  meeting  shall be stated
                           -------------
in writing and filed with the secretary of the Corporation in accordance  with the provisions of the  Corporation's
Certificate of  Incorporation.  This provision shall not prevent the  consideration  and approval or disapproval at the annual meeting of reports of officers,  directors and  committees,  but in connection  with such reports no new business  shall be acted upon at such annual  meeting  unless  stated and filed as  provided  in the  Corporation's
Certificate of Incorporation.

                                                    ARTICLE III
                                                Board of Directors

         SECTION 1.        General  Powers.  The  business  and  affairs  of the  Corporation  shall be  under  the
                           ---------------
direction of its board of directors.  The chairman shall preside at all meetings of the board of directors.

         SECTION 2.        Number,  Term and  Election.  The number of directors of the  Corporation  shall be such
                           ---------------------------
number,  not less than one nor more than 15 (exclusive of directors,  if any, to be elected by holders of preferred stock of the  Corporation),  as  shall be  provided  from  time to time in a  resolution  adopted  by the  board of directors,  provided that no decrease in the number of directors  shall have the effect of  shortening  the term of any incumbent  director,  and provided  further that no action shall be taken to decrease or increase the number of directors  from time to time  unless at least  two-thirds  of the  directors  then in office  shall  concur in said action.  Exclusive  of  directors,  if any,  elected by  holders  of  preferred  stock,  vacancies  in the board of directors  of the  Corporation,  however  caused,  and  newly  created  directorships  shall be filled by a vote of two-thirds of the directors then in office,  whether or not a quorum,  and any director so chosen shall hold office for a term  expiring at the annual  meeting of  stockholders  at which the term of the class to which the  director has been chosen expires and when the director's  successor is elected and qualified.  The board of directors  shall be classified in accordance with the provisions of Section 3 of this Article III.

         SECTION 3.        Classified  Board.  The board of  directors  of the  Corporation  (other than  directors
                           -----------------
which may be elected by the holders of preferred  stock),  shall be divided into three  classes of directors  which shall be  designated  Class I, Class II and Class III.  The  members of each class  shall be elected  for a term of three years and until  their  successors  are  elected and  qualified.  Such  classes  shall be as nearly  equal in number as the then total number of directors  constituting  the entire board of directors  shall permit,  exclusive of directors,  if any, elected by holders of preferred stock,  with the terms of office of all members of one class expiring  each year.  Should the number of  directors  not be equally  divisible by three,  the excess  director or directors  shall be  assigned to Classes I or II as  follows:  (1) if there shall be an excess of one  directorship over the number  equally  divisible by three,  such extra  directorship  shall be classified in Class I; and (2) if there be an excess of two  directorships  over a number  equally  divisible by three,  one shall be  classified  in
Class I and the other in Class II. At the  organizational  meeting of the  Corporation,  directors of Class I shall be elected to hold office for a term expiring at the first annual  meeting of  stockholders,  directors of Class II shall be elected to hold office for a term expiring at the second  succeeding  annual meeting of  stockholders  and directors of Class III shall be elected to hold office for a term expiring at the third  succeeding  annual meeting thereafter.  Thereafter,  at each  succeeding  annual  meeting,  directors of each class shall be elected for three year terms.  Notwithstanding  the  foregoing,  the  director  whose term shall expire at any annual  meeting  shall continue to serve until such time as his  successor  shall have been duly elected and shall have  qualified  unless his  position on the board of directors  shall have been  abolished by action taken to reduce the size of the board of directors prior to said meeting.

         Should the number of directors of the  Corporation be reduced,  the  directorship(s)  eliminated  shall be allocated  among  classes as  appropriate  so that the number of  directors  in each class is as  specified  in the position(s)  to be abolished.  Notwithstanding  the  foregoing,  no decrease in the number of directors  shall have the effect of shortening  the term of any  incumbent  director.  Should the number of directors of the  Corporation be  increased,  other than  directors  which may be  elected by the  holders of  preferred  stock,  the  additional directorships  shall be allocated  among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

         Whenever  the  holders of any one or more  series of  preferred  stock of the  Corporation  shall have the right,  voting  separately as a class,  to elect one or more directors of the  Corporation,  the board of directors shall  include said  directors  so elected and not be in addition to the number of  directors  fixed as provided in this Article III.  Notwithstanding  the  foregoing,  and except as otherwise  may be required By Law,  whenever the holders  of any one or more  series  of  preferred  stock of the  Corporation  elect one or more  directors  of the
Corporation,  the terms of the director or directors  elected by such holders  shall expire at the next  succeeding annual meeting of stockholders.

         SECTION 4.        Regular  Meetings.  A regular  meeting of the board of  directors  shall be held at such
                           -----------------
time and place as shall be  determined  by  resolution  of the board of  directors  without  other notice than such resolution.

         SECTION 5.        Special  Meetings.  Special  meetings of the board of  directors  may be called by or at
                           -----------------
the request of the chairman,  the chief  executive  officer or one-third of the  directors.  The person calling the special  meetings of the board of directors  may fix any place as the place for holding any special  meeting of the board of directors called by such persons.

         Members  of the  board of the  directors  may  participate  in  special  meetings  by  means of  telephone conference  or similar  communications  equipment by which all persons  participating  in the meeting can hear each other.  Such participation shall constitute presence in person.

         SECTION 6.        Notice.  Written  notice  of any  special  meeting  shall be given to each  director  at
                           ------
least two days  previous  thereto  delivered  personally  or by telegram or at least  seven days  previous  thereto delivered  by mail at the address at which the  director is most likely to be reached.  Such notice shall be deemed to be delivered when deposited in the United States mail so addressed,  with postage  thereon  prepaid if mailed or when  delivered to the  telegraph  company if sent by  telegram.  Any director may waive notice of any meeting by a writing filed with the  secretary.  The  attendance of a director at a meeting shall  constitute a waiver of notice of such  meeting,  except  where a  director  attends  a  meeting  for the  express  purpose  of  objecting  to the transaction  of any  business  because the meeting is not lawfully  called or convened.  Neither the business to be transacted  at, nor the  purpose  of, any  meeting of the board of  directors  need be  specified  in the notice or waiver of notice of such meeting.

         SECTION 7.        Quorum.  A majority of the number of  directors  fixed by Section 2 shall  constitute  a
                           ------
quorum for the  transaction  of business at any meeting of the board of  directors,  but if less than such majority is present at a meeting,  a majority of the  directors  present may adjourn the meeting  from time to time.  Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

         SECTION 8.        Manner of  Acting.  The act of the  majority  of the  directors  present at a meeting at
                           -----------------
which a quorum is present  shall be the act of the board of  directors,  unless a greater  number is  prescribed by these By Laws, the Certificate of Incorporation, or the General Corporation Law of the State of Delaware.

         SECTION 9.        Action  Without a Meeting.  Any action  required or  permitted  to be taken by the board
                           -------------------------
of  directors  at a meeting  may be taken  without a meeting if a consent in writing,  setting  forth the action so taken, shall be signed by all of the directors.

         SECTION 10.       Resignation.  Any  director  may resign at any time by sending a written  notice of such
                           -----------
resignation to the home office of the Corporation  addressed to the chairman.  Unless otherwise  specified  therein such resignation shall take effect upon receipt thereof by the chairman.

         SECTION 11.       Vacancies.  Any  vacancy  occurring  on the  board  of  directors  shall  be  filled  in
                           ---------
accordance with the provisions of the  Corporation's  Certificate of  Incorporation.  Any directorship to be filled by reason of an increase in the number of directors  may be filled by the  affirmative  vote of  two-thirds  of the directors then in office or by election at an annual meeting or at a special meeting of the  stockholders  held for that  purpose.  The  term of such  director  shall  be in  accordance  with  the  provisions  of the  Corporation's
Certificate of Incorporation.

         SECTION 12.       Removal of  Directors.  Any  director or the entire  board of  directors  may be removed
                           ---------------------
only in accordance with the provisions of the Corporation's Certificate of Incorporation.

         SECTION 13.       Compensation.  Directors,  as such,  may receive  compensation  for service on the board
                           ------------
of directors.  Members of either  standing or special  committees may be allowed such  compensation as the board of directors may determine.

         SECTION 14.       Age  Limitation.  No  person  80 years or more of age shall be  eligible  for  election,
                           ---------------
reelection,  appointment or reappointment  to the board of the Corporation.  No director shall serve as such beyond the annual  meeting of the  Corporation  immediately  following  the  director  becoming 80 years of age.  This age limitation does not apply to an advisory director.

                                                    ARTICLE IV
                                       Committees of the Board of Directors

         The board of directors may, by resolution  passed by a majority of the whole board,  designate one or more committees,  as they  may  determine  to be  necessary  or  appropriate  for the  conduct  of the  business  of the
Corporation,  and may prescribe the duties,  constitution and procedures  thereof.  Each committee shall consist of one or more  directors of the  Corporation  appointed by the  chairman.  The  chairman  may  designate  one or more directors as alternate members of any committee,  who may replace any absent or disqualified  member at any meeting of the committee.

         The  chairman  shall  have  power at any time to change  the  members  of, to fill  vacancies  in,  and to discharge  any  committee of the board.  Any member of any such  committee  may resign at any time by giving notice to the  Corporation;  provided,  however,  that notice to the board, the chairman of the board, the chief executive officer,  the  chairman  of  such  committee,  or the  secretary  shall  be  deemed  to  constitute  notice  to the
Corporation.  Such  resignation  shall  take  effect  upon  receipt of such  notice or at any later time  specified therein;  and, unless otherwise  specified  therein,  acceptance of such resignation shall not be necessary to make it effective.  Any member of any such committee may be removed at any time,  either with or without  cause,  by the affirmative  vote of a majority of the  authorized  number of directors at any meeting of the board called for that purpose.

                                                     ARTICLE V
                                                     Officers

         SECTION 1.        Positions.  The officers of the  Corporation  shall be a chairman,  a president,  one or
                           ---------
more vice  presidents,  a secretary and a treasurer,  each of whom shall be elected by the board of directors.  The board of  directors  may  designate  one or more vice  presidents  as  executive  vice  president  or  senior  vice president.  The board of  directors  may also elect or  authorize  the  appointment  of such other  officers as the business of the  Corporation  may require.  The officers  shall have such  authority and perform such duties as the board of  directors  may from  time to time  authorize  or  determine.  In the  absence  of  action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         SECTION 2.        Election  and  Term  of  Office.  The  officers  of the  Corporation  shall  be  elected
                           -------------------------------
annually by the board of directors at the first  meeting of the board of directors  held after each annual  meeting of the  stockholders.  If the  election of officers is not held at such  meeting,  such  election  shall be held as soon  thereafter as possible.  Each officer shall hold office until his successor  shall have been duly elected and qualified  or until  his death or until he shall  resign  or shall  have been  removed  in the  manner  hereinafter provided.  Election or appointment  of an officer,  employee or agent shall not of itself create  contract  rights.
The board of directors  may  authorize the  Corporation  to enter into an  employment  contract with any officer in accordance  with state law;  but no such  contract  shall  impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

         SECTION 3.        Removal.  Any officer  may be removed by vote of  two-thirds  of the board of  directors
                           -------
whenever,  in its judgment,  the best interests of the Corporation will be served thereby, but such removal,  other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4.        Vacancies.   A  vacancy  in  any  office   because  of  death,   resignation,   removal,
                           ---------
disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         SECTION 5.        Remuneration.  The  remuneration  of the  officers  shall be fixed  from time to time by
                           ------------
the board of directors,  and no officer shall be prevented  from  receiving  such salary by reason of the fact that he is also a director of the Corporation.

         SECTION 6.        Age  Limitation.  No person  80 or more  years of age shall be  eligible  for  election,
                           ---------------
reelection,  appointment  or  reappointment  as an officer of the  Corporation.  No officer  shall serve beyond the annual meeting of the Corporation immediately following the officer becoming 80 or more years of age.

                                                    ARTICLE VI
                                       Contracts, Loans, Checks and Deposits

         SECTION 1.        Contracts.  To  the  extent  permitted  by  applicable  law,  and  except  as  otherwise
                           ---------
prescribed by the  Corporation's  Certificate of  Incorporation  or these By Laws with respect to certificates  for shares,  the board of directors or the executive  committee may  authorize any officer,  employee,  or agent of the
Corporation  to enter into any contract or execute and deliver any  instrument  in the name of and on behalf of the
Corporation.  Such authority may be general or confined to specific instances.

         SECTION 2.        Loans.  No loans shall be  contracted  on behalf of the  Corporation  and no evidence of
                           -----
indebtedness  shall be issued in its name  unless  authorized  by the board of  directors.  Such  authority  may be general or confined to specific instances.

         SECTION 3.        Checks,  Drafts,  Etc.  All  checks,  drafts or other  orders for the  payment of money,
                           ---------------------
notes or other  evidences  of  indebtedness  issued in the name of the  Corporation  shall be signed by one or more officers,  employees or agents of the  Corporation in such manner,  including in facsimile form, as shall from time to time be determined by resolution of the board of directors.

         SECTION 4.        Deposits.  All funds of the Corporation  not otherwise  employed shall be deposited from
                           --------
time to  time to the  credit  of the  Corporation  in any of its  duly  authorized  depositories  as the  board  of directors may select.

                                                    ARTICLE VII
                                    Certificates for Shares and Their Transfer

         SECTION 1.        Certificates  for  Shares.  The  shares  of the  Corporation  shall  be  represented  by
                           -------------------------
certificates  signed by the  chairman of the board of directors or the  president  or a vice  president  and by the treasurer or an assistant  treasurer or the  secretary  or an assistant  secretary of the  Corporation,  and may be sealed with the seal of the  Corporation or a facsimile  thereof.  Any or all of the signatures  upon a certificate may be facsimiles if the certificate is  countersigned  by a transfer  agent,  or registered by a registrar,  other than the  Corporation  itself or an employee of the  Corporation.  If any officer who has signed or whose facsimile signature has been placed upon such  certificate  shall have ceased to be such officer  before the  certificate  is issued,  it may be issued by the  Corporation  with the same  effect as if he were such  officer at the date of its issue.

         SECTION 2.        Form  of  Share  Certificates.  All  certificates  representing  shares  issued  by  the
                           -----------------------------
Corporation  shall set forth  upon the face or back that the  Corporation  will  furnish  to any  stockholder  upon request and without charge a full statement of the designations,  preferences,  limitations, and relative rights of the shares of each class  authorized to be issued,  the variations in the relative rights and  preferences  between the shares of each such series so far as the same have been fixed and  determined,  and the  authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

         Each  certificate  representing  shares  shall  state  upon the face  thereof:  that  the  Corporation  is organized under the laws of the State of Delaware;  the name of the person to whom issued;  the number and class of shares,  the  designation of the series,  if any, which such  certificate  represents;  the par value of each share represented  by such  certificate,  or a statement  that the shares are without par value.  Other matters in regard to the form of the certificates shall be determined by the board of directors.

         SECTION 3.        Payment for  Shares.  No  certificate  shall be issued for any share until such share is
                           -------------------
fully paid.

         SECTION 4.        Form of Payment for  Shares.  The  consideration  for the  issuance  of shares  shall be
                           ---------------------------
paid in accordance with the provisions of the Corporation's Certificate of Incorporation.

         SECTION 5.        Transfer of Shares.  Transfer  of shares of capital  stock of the  Corporation  shall be
                           ------------------
made only on its stock  transfer  books.  Authority for such  transfer  shall be given only to the holder of record thereof or by his legal  representative,  who shall furnish proper evidence of such  authority,  or by his attorney thereunto  authorized  by power of attorney duly executed and filed with the  Corporation.  Such transfer  shall be made only on surrender for  cancellation  of the  certificate  for such shares.  The person in whose name shares of capital  stock stand on the books of the  Corporation  shall be deemed by the  Corporation  to be the owner thereof for all purposes.

         SECTION 6.        Lost  Certificates.  The board of directors  may direct a new  certificate  to be issued
                           ------------------
in place  of any  certificate  theretofore  issued  by the  Corporation  alleged  to have  been  lost,  stolen,  or destroyed,  upon the making of an affidavit  of that fact by the person  claiming  the  certificate  of stock to be lost,  stolen, or destroyed.  When authorizing such issue of a new certificate,  the board of directors may, in its discretion  and as a condition  precedent  to the  issuance  thereof,  require the owner of such lost,  stolen,  or destroyed  certificate,  or his legal  representative,  to give the Corporation a bond in such sum as it may direct as indemnity  against any claim that may be made against the Corporation  with respect to the  certificate  alleged to have been lost, stolen, or destroyed.

                                                   ARTICLE VIII
                                             Fiscal Year; Annual Audit

         The fiscal year of the  Corporation  shall end on the last day of December of each year.  The  Corporation shall be subject to an annual audit as of the end of its fiscal year by independent  public  accountants  appointed by and responsible to the board of directors.

                                                    ARTICLE IX
                                                     Dividends

         Dividends  upon  the  stock  of  the  Corporation,  subject  to  the  provisions  of  the  Certificate  of
Incorporation,  if any, may be declared by the board of directors  at any regular or special  meeting,  pursuant to law.  Dividends may be paid in cash, in property or in the Corporation's own stock.

                                                     ARTICLE X
                                                 Corporation Seal

The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.

                                                    ARTICLE XI
                                                    Amendments

         In  accordance  with the  Corporation's  Certificate  of  Incorporation,  these  By Laws may be  repealed, altered,  amended or  rescinded by the  stockholders  of the  Corporation  only by vote of not less than 75% of the voting  power of the  outstanding  shares of capital  stock of the  Corporation  entitled to vote  generally in the election of directors  (considered for this purpose as one class) cast at a meeting of the stockholders  called for that purpose  (provided  that notice of such proposed  repeal,  alteration,  amendment or rescission is included in the notice of such  meeting).  In addition,  the board of directors  may repeal,  alter,  amend or rescind these By
Laws by vote of two-thirds of the board of directors at a legal meeting held in accordance  with the  provisions of these By Laws.

                                                                       NEW PLANET RESOURCES, INC.

                                                     EXHIBIT 3

 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933,
   AS AMENDED, AND MAY NOT BE TRANSFERRED OR SOLD UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN
                                      AVAILABLE EXEMPTION FROM REGISTRATION.

Number  ____                                                                                                    __________  Shares

                                            NEW PLANET RESOURCES, INC.

                               INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This Certifies that
                                                     SPECIMEN
is the owner of

                     FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE, OF

New Planet  Resources,  Inc.  transferable  on the books of the  Company by the holder  hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

Witness the manual signatures of the Company's duly authorized officers.

Dated:  ________________

 ....................................                                                            ..................................
Jacque N. York, Secretary                                                                        A.W. Dugan,
President

                                                    ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

                       PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

 ...................................................................................................................
(Please print or typewrite name and address, including postal zip code, of assignee)

 ...................................................................................................................
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

 ...................................................................................................................
Attorney to transfer said  Certificate on the books of the Certificate  Registrar,  with full power of substitution in the premises.

                  Dated:

                                            .......................................................................
                                            Signature Guaranteed:

                                            .......................................................................

         NOTICE:  The signature to this  assignment  must  correspond  with the name as it appears upon the face of the  within  Certificate  in every  particular,  without  alteration,  enlargement  or any  change  whatever.  Such signature  must be  guaranteed  by a member  firm of the New York  Stock  Exchange  or a  commercial  bank or trust company.